UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) August 18, 2009

OTIX GLOBAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Event

Sonic Innovations has been awarded a contract to supply hearing aids to the U.S. Veterans Administration (“VA”) beginning Nov. 1, 2009. According to industry data from the Hearing Industry Association, the VA represents approximately 18 percent of the market for hearing aids and experienced unit growth of more than 29 percent for the three months ended June 30, 2009 compared to the same period of 2008.

Sonic submitted its proposal to the VA in response to a request for proposal issued earlier this year. Sonic was successful in receiving an award in each of the categories in which it bid, allowing it to sell its custom, behind-the-ear and receiver-in-canal products through the VA. The contract award from the VA is a one-year contract with four one-year extension options. Sonic anticipates participating on the contract for the entire five years. According to contract documents, the VA anticipates purchasing approximately 430,000 hearing aids in the first year of the contract, with steady growth in volume over the following four years.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Sonic Innovations, Inc. press release dated August 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: August 19, 2009

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran
Vice President and Chief Financial Officer